Exhibit 4.1

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

GROM SOCIAL ENTERPRISES, INC.

8%CONVERTIBLE PROMISSORY NOTE

$278,000.00	Issue Date: August 29, 2021

FOR VALUE RECEIVED, GROM SOCIAL ENTERPRISES, Inc., a Florida corporation (the “Company”), promises to pay to CURIOSITY INK MEDIA LLC, a Delaware limited liability company (“Curiosity Ink” or the “Holder”), in lawful money of the United States of America the principal sum of $278,000.00, or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this 8% Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 8% per annum computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on February 20, 2023 (the “Maturity Date”) or such earlier date as this Note is permitted to be repaid as provided hereunder.

This Note has been issued to the Holder under that certain Membership Interest Purchase Agreement, dated July 29, 2021 (the “Purchase Agreement”) by and among the Company, Curiosity Ink and the holders of Curiosity Ink’s membership interests, including the Holder. This Note is the “Contributed Convertible Note” under (and as defined in) the Purchase Agreement. Capitalized terms used and not defined herein have the respective meanings ascribed to such terms in the Purchase Agreement.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder (and his direct and indirect transferees, permitted or otherwise), by the acceptance of this Note, agrees:

1.	Payments.

(a)        Principal and Interest. Interest shall accrue on the outstanding principal amount of this Note at an annual rate of eight percent (8%) (“Interest Rate”). The Company shall pay (or cause to be paid) monthly installments of principal and interest to the Holder, commencing with September 20, 2021 and on each Payment Day thereafter to (and including) the Maturity Date, of $17,241.01, such monthly payment having been calculated based on the “straight line amortization” of the original principal amount of this Note, the Interest Rate hereunder and the Maturity Date, if not otherwise converted into shares of Common Stock pursuant to Section 2 hereof. In this Note, the term “Payment Day” means the 19th day of each month that follows the issue date specified hereinabove (“Issue Date”) and ending on (and including) the Maturity Date; provided that if any such date is not a Trading Day (as hereinafter defined), then in lieu thereof the Payment Date shall be the next succeeding Business Day. In the case of any Payment Date which is not a Trading Day, the extension of the due date thereof shall not be considered for purposes of determining the amount of interest due on such date or otherwise under this Note.

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(b)       Voluntary Prepayment. Notwithstanding anything to the contrary contained in this Note, the Company shall have the right, exercisable at any time or from time to time, and whether or not a Payment Date hereunder, to prepay all or any portion of the outstanding principal balance of this Note without premium or penalty; provided that any such payment be accompanied by the payment of all accrued and outstanding interest (at the Interest Rate) on the principal amount then being prepaid. In the event of any such prepayment, the Company shall promptly: (i) recalculate the monthly Payment Date payments due under this Note (based on the “straight line amortization” of the remaining principal amount of this Note, the Interest Rate and the Maturity Date) and (ii) advise the Holder in writing of such revised monthly payment amount.

(c)       Method of Payment. The Company shall make (or cause to be made) all payments of principal and interest under this Note by wire transfer of immediately available funds to the bank account specified by the Holder on Annex B hereto (or to such other bank account specified by the Holder in writing to the Company from time to time).

(d)       Subordination. This Note and the obligations of the Company hereunder are subordinate to the Company’s Senior Indebtedness (as hereinafter defined), presently existing or hereafter created, as and to the extent provided in any relevant Subordination Agreement, and is subject to the terms and provisions thereof. In the event that the Company, Curiosity Ink or any of their respective subsidiaries determine to incur any Senior Indebtedness after the Issue Date and the holder(s) of such Senior Indebtedness require or request that the Holder execute and deliver, or otherwise agree to be bound by, one or more Subordination Agreements, the Holder shall promptly do so and, thereupon, the rights of the Holder under this Note shall be subordinate and junior to the rights of the holder(s) of such Senior Indebtedness as and to the extent provided therein. In this Note, the term: (i) “Senior Indebtedness” means any senior (i.e., non-subordinated/non-junior indebtedness) of the Company (including by way of guarantee) for money borrowed from any bank, financial institution or other lender as financing for the business, operations and/or working capital needs of the Company, Curiosity Ink or any their respective subsidiaries, including any direct or indirect refinancing(s), refunding(s), renewal(s), replacement(s) and/or extension(s) thereof; and (ii) “Subordination Agreement” means any one or more subordination, inter-creditor, forbearance, standstill and/or related agreement(s) in good faith required or requested from time to time by the holder(s) of Senior Indebtedness as a condition to the origination, funding, maintenance, refinancing, refunding, renewal, replacement and/or extension of such Senior Indebtedness.

2.	Conversion.

(a)       Conversion. The conversion price on any Conversion Date shall be equal to 110% of the closing price of the Common Stock as of the Trading Day immediately preceding the Closing Date (as defined in the Purchase Agreement), or $3.28 per share (and subject to adjustment as described herein, the “Conversion Price”). The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the aggregate amount of principal of and interest under this Note is being converted by (y) the Conversion Price.

(b)       Voluntary Conversion.

(i)       At any time until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 2(j) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been or is being so converted, in which case the Holder shall surrender this Note contemporaneously with such conversion. All conversions of the whole or any part of the principal balance of this Note shall automatically include the conversion of all accrued and unpaid interest on such principal balance. Upon conversion of less than the entire outstanding principal balance of this Note at any time, the Company shall promptly: (i) recalculate the monthly Payment Date payments due under this Note (based on the “straight line amortization” of the remaining principal amount of this Note, the Interest Rate and the Maturity Date) and (ii) advise the Holder in writing of such revised monthly payment amount.. The Holder (and any direct or indirect transferee thereof) by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

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(ii)       Mechanics of Conversion. Not later than four (4) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder the Conversion Shares which, on or after the six-month anniversary of the date of this Note shall be free of restrictive legends and trading restrictions, represent the number of Conversion Shares being acquired upon the conversion of this Note.

(c)       Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder the original physical Note (if delivered or surrendered to the Company) and the Holder shall promptly return to the Company the Conversion Shares (if issued to such Holder pursuant to the rescinded Conversion Notice).

(d)       Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional.

(e)       Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments provided for hereinbelow) upon the conversion of the then outstanding principal amount of and interest under this Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

(f)       Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

(g)       Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

(h)       Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 2(h) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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(i)         Notices of Record Date. If:

(i)       Any taking by the Company of a record of the holders of any class of securities of Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(ii)       Any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to any other Person or any consolidation or merger involving the Company; or

(iii)       Any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall deliver to Holder at least ten (10) days prior to the earliest date specified therein, a notice specifying: (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right; and (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is expected to become effective and the record date for determining stockholders entitled to vote thereon.

(j)       Conversion Limitations. The Company shall not affect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(j), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”). To the extent that the limitation contained in this Section 2(j) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in reasonable determination of the Company. The “Beneficial Ownership Limitation” for purposes of this Note shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The limitations contained in this Section 2(j) shall apply to a successor holder of this Note.

3.        Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)       Failure to Pay. The Company fails to make any monthly payment due on any Payment Date, and/or fails to satisfy and pay in full on the Maturity Date all amounts (principal, interest and other) due and payable under this Note; and such payment shall not have been made within thirty (30) days of the Company’s receipt of written notice by the Holder of such failure to pay; or

(b)       Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 4(a) hereof) and such failure shall continue for thirty (30) days after the Company’s receipt of written notice by the Holders to the Company of such failure; or

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(c)       Voluntary Bankruptcy or Insolvency Proceedings. The Company shall: (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(d)       Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days of commencement.

4.        Rights of Holder upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Section 4(c) or Section 4(d)) hereof and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence of any Event of Default described in Section 4(c) and Section 4(d) hereof, immediately and without notice, all principal and accrued and unpaid interest hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Holder may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

5.        Certain Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Common Stock” means the Common Stock of the Company, par value $0.001 per share.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Note.

“Trading Day” means any business day on which the Common Stock is traded or quoted (in Nasdaq’s over-the-counter (OTC) “Capital Markets” market or system, or otherwise).

6.       Miscellaneous.

(a)	Successors and Assigns; Transfers.

(i)       Subject to the restrictions on transfer described in this Section 6(a), the rights and obligations of the Company and Holder shall be binding upon and benefit the successors, assigns, heirs, administrators and permitted transferees of the Company and Holder.

(ii)       With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Holder shall give advance written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder’s counsel or other evidence reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion or other evidence if so requested, the Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 6(a)(ii) that the opinion of counsel for Holder, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Holder promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

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(b)       Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Holder.

(c)       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be given to the Company or Holder (as the case may be) in the manner provided in the Purchase Agreement.

(d)       Payment. Except for Conversion Shares, all payments under this Note shall be made in United States dollars.

(e)       No Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(f)       Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(g)       Governing Law. This Note shall be construed, interpreted and the rights and obligations of the Holder and Company hereunder determined in accordance with the laws of the State of Delaware (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction). Section 9.11 of the Purchase Agreement (Submission to Jurisdiction; Waivers; Consent to Service of Process) is hereby incorporated by reference in this Note with respect to any legal action or proceeding between the Company and Holder with respect to this Note.

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IN WITNESS WHEREOF, the Company has caused this 8% Convertible Promissory Note to be signed in its name by its duly authorized officer as of the Issue Date set forth above.

Grom Social Enterprises, Inc.

By: /s/ Darren Marks
Name: Darren Marks
Title: CEO

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ANNEX A

Notice of Conversion

THE UNDERSIGNED HEREBY elects to convert the principal amount specified hereinbelow outstanding under the 8% Convertible Promissory Note of Grom Social Enterprises, Inc., a Florida corporation (the “Company”), held by the undersigned (the “Note”), or if less is outstanding, then such lesser amount, including all accrued and unpaid interest on such principal amount being converted, into shares of Common Stock of the Company according to the terms and conditions of said Note, as of the date written below. Capitalized terms used and defined in this Notice of Conversions have the respective meanings ascribed to such terms in the Note.

If the entire balance or entire remaining balance of this Note is being converted pursuant hereto, Holder is surrendering herewith to the Company for cancellation the original physical Note instrument payable to the Holder.

If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 2(j) of the Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Date: ____________________________

Principal Amount of Note to be Converted: $____________
(plus all accrued and unpaid interest thereon)
Remaining Principal Balance of Note (if any): $ ___________

Signature: ____________________________________________
Name:

Address for Delivery of Common Stock Certificates:

_______________________________________________________
_______________________________________________________
_______________________________________________________
OR
DWAC Instructions:______________________________________
Broker No: __________________________________________

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ANNEX B

Holder’s Wire Instructions

Name of Bank: ___________________________________

ABA No. _______________________________________

Account No. ____________________________________

F/B/O (Account holder): ___________________________

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